Exhibit 99.1

AMERICAN RIVER BANKSHARES

DEFERRED COMPENSATION PLAN

Prepared by
THE ERISA LAW GROUP, P.A.
205 NORTH TENTH STREET, SUITE 300
BOISE, IDAHO 83702
(208) 342-5522

AMERICAN RIVER BANKSHARES
DEFERRED COMPENSATION PLAN

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AMERICAN RIVER BANKSHARES
DEFERRED COMPENSATION PLAN

American River Bankshares and any other adopting employers (collectively, “Employer”) hereby adopt this unfunded Plan for the purpose of providing deferred compensation for a select group of management or highly compensated employees (“Participants”).

WITNESSETH:

WHEREAS, the services of the Participants and their experience and knowledge of the affairs of the Employer are extremely valuable to the Employer;

WHEREAS, each Participant is part of a select group of management or highly compensated employees who are essential to the Employer’s success, and who have duties and responsibilities that play a unique and vital role in the well-being of the Employer’s business;

WHEREAS, the Employer desires that the Participants remain in its service, and to motivate and reward them for their performance;

WHEREAS, to fulfill these objectives, the Employer maintains this deferred compensation Plan to provide benefits to the Participants in addition to their ordinary compensation; and

WHEREAS, the Employer desires that this Plan comply with the Employee Retirement Income Security Act of 1974 and Section 409A of the Internal Revenue Code.

NOW THEREFORE, to accomplish these goals, the Plan reads as follows:

ARTICLE1
DEFINITIONS

Section 1.1 “Account” means the one or more accounts the Plan maintains for a Participant.

Section 1.2 “Accrued Benefit” means the Participant’s interest as determined under Article 4 of the amount standing in a Participant’s Account(s) as of any date.

Section 1.3 “Beneficiary” means a person or entity entitled to receive any Accrued Benefit which is payable by reason of a Participant’s death.

Section 1.4 “Board” means the Compensation Committee of the Board of Directors of the Principal Employer and each respective governing body of other participating Employers.

Section 1.5 “Change in Control” means a change in ownership or effective control of the Employer or a change in ownership of a substantial portion of the Employer’s assets, all in accordance with Code Section 409A.  For purposes of determining a “change in effective control,” the threshold percentage shall be 35% instead of 30% as allowed under the Code Section 409A Treasury Regulations.

Section 1.6  “Code” means the Internal Revenue Code of 1986, as amended.  References herein to particular Code sections also include the regulations thereunder as applicable .

Section 1.7 “Compensation” means the Participant’s Base Salary and Cash Bonuses.  “Base Salary” means a Participant’s base salary from the Employer for a Plan Year, excluding bonuses, commissions, overtime, incentive payments, non-monetary awards, compensation deferred pursuant to any other plans of the Employer and other special compensation.  “Cash Bonus” means amounts, if any, awarded under the bonus policies maintained by the Employer.  Compensation is calculated before amounts, if any, are reduced from Participant’s pay pursuant to any Participant election under Code Section 125 (i.e., a cafeteria plan), Section 402(a)(8) (i.e., a Section 401(k) plan) or Section 132(f)(4) (i.e., transportation benefits).  The Employer may, in writing, including without limitation pursuant to one or more Salary Deferral Agreements, modify and/or limit the foregoing definition of Compensation for Plan purposes.

Section 1.8 “Deferral” means Salary Deferral Contributions deferring Compensation under this Plan.

Section 1.9 “Disability”. A Participant is “Disabled” or incurs a “Disability” if either:  (a) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, the Participant is receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Employer.  The determination of Disability shall be made by the Principal Employer.

Section 1.10 “Effective Date” of the amendment and restatement of this Plan is January 1, 2011 or earlier as necessary to comply with Code Section 409A.  The provisions of this restatement shall be superseded by the provisions of the Plan prior to this restatement to the extent required under Code Section 409A as determined by the Employer.

Section 1.11 “Eligible Employee” means an Employee who (a) is among a select group of management or highly compensated employees within the meaning of ERISA, and (b) is designated in writing as an Eligible Employee by the Employer in one or more addenda hereto or who has been furnished an acknowledgement form of participation.

Section 1.12 “Employee” means an individual who is employed by the Employer as a common-law employee or self-employed individual, including any Employee who provides services to Employer as an employee of TriNet HR Corporation or other professional employer organization with which Employer has an engagement.

Section 1.13 “Employer” means the Principal Employer, American River Bankshares, and any other employer that adopts this Plan and whose adoption is approved in writing by an authorized officer or Employee of the Principal Employer.  Such adopting entity must execute a signature page as a participating Employer in order to adopt this Plan.

Section 1.14 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

Section 1.15 “Participant” means an Eligible Employee or former Eligible Employee who:  (a) has been furnished and completed a participation acknowledgement form, (b) satisfies the eligibility requirements under Article 2, (c) has elected to defer Compensation under this Plan, and (d) has not received a distribution of his or her entire Accrued Benefit.  References herein to “Participant” include references to the Participant’s Beneficiary where the context so requires.

Section 1.16 “Plan” means the nonqualified deferred compensation plan established by the Employer in the form of this document, as it may be amended.

Section 1.17 “Plan Administrator” means the Principal Employer.  The Plan Administrator is responsible for compliance with all applicable requirements under ERISA.

Section 1.18 “Plan Year” means the twelve (12) consecutive month period ending every December 31.

Section 1.19 “Principal Employer” means American River Bankshares.

Section 1.20 “Salary Deferral Account” means an individual Account for each Participant to which is credited the Salary Deferral Contributions on such Participant’s behalf and which is credited for such Account’s allocation of earnings .

Section 1.21 “Salary Deferral Agreement” means the Participant’s written election to make a Salary Deferral Contribution.

Section 1.22 “Salary Deferral Contribution” means a contribution by the Employer on a Participant’s behalf in accordance with the Participant’s election to defer Compensation under the Plan.

Section 1.23 “Separation from Service” means a Participant’s termination of employment by reason of death, retirement, or for any reason that qualifies as a separation from service within the meaning of Code Section 409A (for this purpose, the 20%, 36-month threshold of Treas. Reg. Section 1.409A-1(h)(1)(ii) shall apply).  In the event of a conflict or inconsistency between this definition and the definition of “separation from service” or similar term as provided in Code Section 409A, the definition under Code Section 409A shall govern.

Section 1.24 “Spouse” means the person who is living and married to the Participant within the meaning of the laws of the state of the Participant’s residence, as evidenced by a valid marriage certificate or other proof acceptable to the Employer.

Section 1.25 “Valuation Date” means the last day of each calendar month, and such other Valuation Date(s) as selected by the Employer.

Section 1.26 “Valuation Period” with respect to any Valuation Date means the period since the preceding Valuation Date.

ARTICLE 2
PARTICIPATION

Section 2.1 Eligibility. For one or more Plan Years the Employer, in its sole discretion and by written addendum and/or the furnishing of a participation acknowledgement form, shall designate the Employees who are eligible to participate in the Plan.  The designation to participate shall not guarantee that an Eligible Employee will remain a Participant in the Plan.  Participation in the Plan does not create any right to be employed by the Employer, and nothing in the Plan shall be construed to require any contributions to the Plan on behalf of the Participant.

Section 2.2 Commencement of Participation.  An Eligible Employee shall become a Participant in the Plan when such Employee executes a Salary Deferral Agreement in accordance with Section 3.1.

Section 2.3 Change of Participation.  The Employer, in its sole discretion, may remove any Participant from the Plan or designate new Participants in the Plan.  An Employee designated to participate in the Plan shall cease to actively participate in the Plan (e.g., make Salary Deferral Contributions) if he or she is determined to not be among a select group of management or highly compensated employees within the meaning of ERISA.  Any Participant for whom Contributions cease to be made under the Plan shall, until the Participant’s Accrued Benefit has been distributed to him or her, enjoy the rights afforded to him or her as provided under the Plan.

ARTICLE 3
CONTRIBUTIONS AND VESTING

Section 3.1 Salary Deferral Contributions

(a)           In General.  An Eligible Employee may elect to defer a percentage or amount of his or her Compensation for a Plan Year and have the Employer credit the deferred amount to the Plan.  A Participant’s election to defer shall be made by executing a Salary Deferral Agreement in accordance with this Article 3.

(b)           Form of Election.  The Participant’s Salary Deferral Agreement must be in writing, must be dated and signed or otherwise authenticated by the Participant, and must be delivered to the Employer in the medium the Employer designates, together with all other documents or information required as determined by the Employer.  The Agreement shall be in the form provided by the Employer and shall include the Participant’s elections of the time and method of payment of the Participant’s Accrued Benefit in accordance with Article 5.

(c)           Election Periods

(i)           In General.  The Employer shall schedule an annual election period during which Participants who prefer to complete Salary Reduction Agreements must complete such Agreements.  Such periods shall end each Plan Year no later than the day immediately prior to the beginning of the next Plan Year during which the services that are performed by the Participant give rise to the Compensation that may be deferred.  The Employer may, in writing to the Employee, designate that said election period will end on a specified date earlier than the day immediately prior to the beginning of such next Plan Year.

(ii)          New Participants.  Notwithstanding the foregoing, an Employee who first becomes an Eligible Employee during a Plan Year shall have up to thirty (30) days after the date of becoming an Eligible Employee to submit his or her Salary Deferral Agreement for the then -current Plan Year to the Employer, with respect to Compensation paid for services to be performed after the Participant’s election.

(iii)         Performance-Based Compensation.  Notwithstanding the foregoing, the Employer shall schedule election periods for the deferral of Compensation that is performance-based compensation (as defined in Code Section 409A) that will end no later than the date that is six (6) months before the end of the performance period, provided that the Participant performs services for the Employer continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date the Participant makes an election hereunder, and provided further that the Participant’s election to defer shall not be made after the performance-based compensation has become readily ascertainable within the meaning of Code Section 409A.

(d)           Irrevocability.  A Participant’s Salary Deferral Agreement shall become irrevocable as of the end of the election period designated by the Employer and shall remain irrevocable and in effect for Compensation paid (or deferred) with respect to services the Participant performs in the Plan Year (or performance period) next following the date of the Agreement’s execution.

(e)           Amount and Compensation.  A Participant’s Salary Deferral Contributions may not be less than such amount the Employer proscribes in the Salary Reduction Agreement nor more than one hundred percent (100%) of the Participant’s Compensation (minus required payroll deductions and deductions for any other Employer-sponsored plan or program) or such other amount the Employer sets in the Salary Reduction Agreement.  A Salary Deferral Agreement and Contribution shall be made with respect to Compensation or other forms of Compensation as proscribed by the Employer and set forth in one or more Salary Reduction Agreements.

(f)           Failure to Elect.  In the event a Salary Reduction Agreement is not properly completed and in effect for a Plan Year or performance period, the Participant shall be deemed to have elected not to make any Salary Reduction Contributions for the subject Plan Year or performance period, as applicable.

(g)           Salary and Bonus Withholding.  The Employer shall, in general, withhold the amount or percentage of Compensation elected to be deferred in equal amounts for each payroll period within the Plan Year or performance period at the time or times such amounts otherwise  would be paid to the Participant.  The amount or percentage of Compensation that a Participant elects to defer will, in general, remain constant for the Plan Year or, if longer, for the performance period, of the election and shall not be subject to change during the Plan Year or performance period, as applicable.  However, the Employer shall withhold the amount or percentage of Cash Bonus specified to be deferred at the time or times such Cash Bonus otherwise would be paid to the Participant.

Section 3.2 Vesting.  A Participant shall have a nonforfeitable interest in one hundred percent (100%) of his or her Accrued Benefit.

ARTICLE 4
PLAN ACCOUNTING, INVESTMENTS AND FUNDING

Section 4.1 Investment.  The Employer may, but is not anticipated to nor required to, invest the Accounts under the Plan in one or more designated investment vehicles.

Section 4.2 Account/Accrued Benefit.  The Plan shall maintain an Account in the name of each Participant to reflect the Participant’s Accrued Benefit under the Plan.  A Participant’s Accrued Benefit as of any applicable date is the balance of his or her Account as determined in accordance with this Article.

Section 4.3 Earnings.  An amount shall be calculated monthly equal to the product of the value of the Participant’s Account balance at the beginning of each Valuation Period multiplied by a rate per annum equal to a rate that is four percent (4%) greater than the yield on the five (5) year United States Treasury Bond as of the beginning of each Plan Year.  This amount shall be credited to the Participant’s Account as of each Valuation Date with respect to the Valuation Period (i.e., at the end of each calendar month).

Section 4.4 Account Adjustments.  As of each Valuation Date, the applicable Account of each Participant shall be credited or charged, as the case may be, with:

(a)           distributions made to or withdrawals by the Participant or his or her Beneficiaries during the Valuation Period;

(b)           Salary Deferral Contributions allocated to the Participant during the Valuation Period;

(c)           Earnings allocated to the Participant for the Valuation Period; and

(d)           other amounts allocated to the Participant under the Plan.

Section 4.5 No Funding Nor Guarantee.  Accrued Benefits hereunder shall be paid solely from the general assets of the Employer.  Amounts credited under the Plan, all property and rights to property purchased with such amounts, if any, and all income attributable to such amounts, property or rights, if any, that is, all Accrued Benefits, remain (until paid to the Participant or Beneficiary) solely the property and rights of the Employer, without being restricted to the provision of benefits under the Plan, subject only to the claims of the Employer’s general creditors.  The obligations of  the Employer to pay benefits under the Plan constitute an unfunded, unsecured promise to pay.  The right of a Participant or his or her Beneficiary to an Accrued Benefit hereunder shall be an unsecured claim against the general assets of the Employer, and neither the Participant nor his or her Beneficiary shall have any rights in or against any amount credited to his or her Account or any other specific assets of the Employer.  Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust or fund of any kind.  Nothing contained in the Plan shall constitute a guarantee by the Employer that the assets of the Employer will be sufficient to pay any benefit to any person.

Section 4.6 Benefit Responsibility.  If more than one Employer adopts this Plan, each Employer shall be responsible for providing the Accrued Benefit of each Participant regardless of the period of employment of such Participant with such Employer versus employment with another participating Employer.

Section 4.7 Top Hat Plan.  This Plan is intended to be a plan that is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of ERISA (and as such this Plan is intended to be a “top hat” plan).

ARTICLE 5
TIME AND METHOD OF PAYMENT

Section 5.1 Election of Payment.  No later than the Election Date, the Participant will submit a written election form setting forth the time and method of payment of the Participant’s Accrued Benefit.  The “Election Date” is the time prescribed in Section 3.1.  Subject to the other provisions herein, a Participant’s election (or nonelection) is irrevocable as of the Election Date.  Each Participant’s election or change in election must be in compliance with this Article 5 and in accordance with and as limited by the election form the Employer provides.

Section 5.2 Payment Events.  A Participant’s Accrued Benefit shall commence to be paid, and the Participant may choose from one of the following times or events (“Payment Event”), only as follows:

(a)           upon the Participant’s reaching a specified age,

(b)           upon the passage of a specified number of years,

(c)           upon the Participant’s Separation from Service,

(d)           at a specified date,

(e)           upon a Change in Control,

(f)           upon the earliest to occur of one or more events specified in Subsection (a) through (e),

(g)           upon the latest to occur of one or more events specified in Subsection (a) through (e), or

(h)           upon such other event specified in this Plan.

Subject to a subsequent election made under Section 5.6, the Participant’s Accrued Benefit shall be paid or commence to be paid within ninety (90) days (or thirty (30) days if required pursuant to the Plan prior to this restatement and Code Section 409A) following the Participant’s Payment Event and the Employer, and specifically not the Participant, will determine and designate the exact date and taxable year of payment.

Section 5.3 Method of Payment.  A Participant’s Accrued Benefit shall be paid only under one of the following methods:

(a)           by payment in a lump sum;

(b)           by payment in annual installments over a fixed period of time not exceeding fifteen (15) years; or

(c)           by payment in any other form approved by the Employer and set forth in the payment election form the Employer provides that is consistent with Code Section 409A.

If installments are elected, each installment shall equal the product of the Participant’s Accrued Benefit (determined as of the Valuation Date immediately preceding the date of the first payment) divided by the number of remaining installments.  Each installment shall be paid in twelve (12) equal monthly payments (with the final payment equal to the balance in the Account) on the first day of the month following the first payment in accordance with Code Section 409A.  The Employer may establish accounting procedures that are uniformly applied to similarly-situated Participants to determine the Account’s earnings with respect to the twelve (12) month period during which an installment is paid including, without limitation, a procedure that provides that each Account, or portion thereof, which is distributed during the twelve (12) month period shall be deemed to share in earnings by using a weighted average method.  Such method, without limitation, may treat a weighted portion of the applicable monthly payments as if includable or not includable in the Participant’s Account as of the beginning of the twelve (12) month period.

Section 5.4  Default Payment.  If the Participant does not properly and timely elect a time and/or form of payment, the Participant’s Accrued Benefit shall be paid in a lump sum to the Participant within ninety (90) days (or thirty (30) days if required pursuant to the Plan prior to this restatement and Code Section 409A) following his or her Separation from Service and the Employer, and specifically not the Participant, will determine and designate the exact date and taxable year of payment.

Section 5.5 Intervening Disability or Death.  Unless the Participant elects otherwise in accordance with this Article 5, in the event the Participant becomes Disabled or dies prior to payment or the completion of payment hereunder, the Participant’s remaining Accrued Benefit shall be paid to the Participant’s Beneficiary in a lump sum within ninety (90) days (or thirty (30) days if required pursuant to the Plan prior to this restatement and Code Section 409A) following the Participant’s Disability or death, and the Employer, and specifically not the Participant or Beneficiary, will determine and designate the exact date and taxable year of payment.

Section 5.6 Change in Election.  In accordance with the written election form the Employer provides to the Participant, a Participant may change the time payment commences and/or method of payment established under Sections 5.1 through 5.5, so long as the following conditions are satisfied:

(a)           in the case of an election related to a payment to be made at a specified time or pursuant to a fixed schedule, the Participant’s election to delay a payment must be made no later than twelve (12) months prior to the date of the first scheduled payment;

(b)           the Participant’s election must not take effect until at least twelve (12) months after the date on which the election is made;

(c)           in the case of an election related to a payment other than a payment made on account of Disability, death, or due to an Unforeseeable Emergency, the payment with respect to which the election is made must be deferred for a period of at least five (5) years from the date such payment would otherwise have been made;

(d)           a Participant may not accelerate the time or schedule of any payment under the Plan, except as provided in Code Section 409A; and

(e)           the Participant may not elect payment earlier than the Participant’s Separation from Service, Disability, death, a specified time or pursuant to a fixed schedule, a Change in Control or upon an Unforeseeable Emergency, all in accordance with Code Section 409A.

Section 5.7 Payments to Specified Employees.  Notwithstanding any provision of the Plan to the contrary, if any stock of the Employer is publicly traded on an established securities market or otherwise, and if a Participant is a “specified employee”, within the meaning of Code Section 409A, as of the date of the Participant’s Separation from Service, then the provisions of this Plan permitting a payment upon a Separation from Service are satisfied only if payments may not be made before the date that is six (6) months after the date of Separation from Service (or, if earlier than the end of the six (6) month period, the date of death of the specified employee).  This required delay in payment is met if payments to which a specified employee would otherwise be entitled during the first six (6) months following the date of Separation from Service are accumulated and paid on the first day of the seventh month following the date of Separation from Service, or if each payment to which a specified employee is otherwise entitled upon a Separation from Service is delayed by six (6) months.  The Employer shall determine the method that will be implemented, provided that no direct or indirect election as to the method may be provided to the Participant.

Participants who are specified employees will be identified and designated as of each December 31.  The designation as a specified employee shall apply for the twelve (12)-month period beginning on April 1 following said December 31.  For example, the designation of a Participant as a specified employee on December 31, 2011 would apply from April 1, 2012 to March 31, 2013.

Section 5.8 Section 162.  Notwithstanding any provision of the Plan to the contrary, the distribution of benefits to a Participant shall not be made to the extent that the receipt of such  distribution, when combined with the receipt of all other “applicable employee remuneration” (as defined in Code Section 162(m)(4)), would cause any remuneration received by the Participant to be nondeductible by the Employer under Code Section 162(m)(1).  The portion of any distribution that is not distributed by operation of this Section 5.8 shall be distributed at the earliest date on which the amount not distributed may be distributed without causing any remuneration received by the Participant to be nondeductible by the Employer under Code Section 162 (m)(1).

Section 5.9 Payment for Unforeseeable Emergency

(a)           In the case of an Unforeseeable Emergency, and upon the Participant’s request, the Employer may, in its sole discretion, direct that payments be made notwithstanding any other provision hereunder.  Payment because of an Unforeseeable Emergency shall be limited to the amount reasonably necessary to satisfy the Emergency (which may include amounts necessary or anticipated to pay any taxes or penalties resulting from the distribution).

(b)           “Unforeseeable Emergency” means, as determined by the Employer in its sole discretion, a severe financial hardship to the Participant resulting from:  an illness or accident of the Participant or Beneficiary, the Participant’s Spouse, or a dependent (as defined in Code Section 152 without regard to Code Section 152(b)(1), (b)(2) and (d)(1)(B)) of such Participant; loss of the Participant’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.  An Unforeseeable Emergency generally shall not include the purchase of a home or payment of college tuition, but may include the imminent foreclosure of or eviction from the Participant’s primary residence, the need to pay for medical expenses, or the payment of funeral expenses of the Participant’s Spouse, Beneficiary or dependent.  To qualify as an Unforeseeable Emergency, the circumstance must satisfy the requirements of Code Section 409A.

Section 5.10 Permitted Payment Acceleration.  To the extent permitted by Code Section 409A, the Employer may, in its sole discretion, commence distribution to a Participant, Participant’s Beneficiary or other appropriate payee of the portion of a Participant’s Accrued Benefit authorized for distribution for one or more of the following reasons:  (i) a de minimis cashout payment that results in the termination of the entirety of a Participant’s interest in the Plan (and any required aggregated plan), if the payment is not greater than the applicable dollar amount under Code Section 402(g)(1)(B) and if the Employer exercises its discretion hereunder evidenced in writing no later than the date of such payment; (ii) payment of the amount required to be included in a Participant’s income as a result of any failure to comply with Code Section 409A; (iii) payment to pay the Federal Insurance Contributions Act tax imposed under the Code as permitted under Code Section 409A; (iv) payment to a party other than to the Participant pursuant to a domestic relations order; (v) termination of the Plan; and (vi) any other circumstance to the extent permitted under Code Section 409A.

Section 5.11 Distributions Pursuant to Domestic Relations Orders.  Nothing contained in this Plan prevents the Employer from complying with the provisions of a domestic relations order under the Plan which awards a Participant’s Accrued Benefit to an alternate payee; provided, however, compliance with the order and payment will only be made to the extent the Employer determines such compliance and payment is in accordance with applicable law, including ERISA  and the Code.  For purposes of this Section, an alternate payee is the spouse, former spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

Section 5.12 Overpayment.  If for any reason, including, without limitation, mathematical or administrative error, the amounts paid to the Participant or his or her Beneficiary exceed the Accrued Benefit to which the Participant or Beneficiary is entitled under the Plan, such excess shall constitute an indebtedness of such party to the Employer.  Subject to Code Section 409A, such indebtedness shall be payable to the Employer by the Participant, or Beneficiary as the case may be, upon demand by the Employer, or as determined by the Employer, such indebtedness shall be charged against future amounts credited to such Participant’s Account.

Section 5.13 Facility of Payment.  Whenever, in the Employer’s opinion, a Participant or Beneficiary entitled to receive a payment of benefits hereunder is under legal disability or is incapacitated in any way so as to be unable to manage his or her personal financial affairs, the Employer may make payments to the party’s representative, relative or other person for the party’s benefit or otherwise apply the payment for the benefit of such Participant or Beneficiary in such manner that the Employer considers advisable.  Any payment of benefits in accordance with the provision of his document shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

Section 5.14 Taxes.  All amounts payable hereunder shall be reduced by any and all federal, state, and local taxes imposed upon Participant or his or her Beneficiary, which are required to be paid or withheld by the Employer.

ARTICLE 6
PARTICIPANT PROVISIONS

Section 6.1 Beneficiary Designation.  Each Participant shall have the right to designate, in writing, any person or persons, who, contingently or successively, are to succeed to the Participant’s Accrued Benefit under the Plan in the event of the Participant’s death.  The Employer shall prescribe a sample form for the written designation of the Beneficiary and, upon the Participant’s filing the form with the Employer, it shall effectively revoke all designations filed prior to that date by the Participant.

Section 6.2 Community Property and Legal Effect.  The Participant, and specifically not the Employer or any other party, shall be responsible for ensuring the legal validity and enforceability of the Participant’s Beneficiary designation.  The Participant is strongly encouraged to seek his or her own legal counsel for this purpose.  If the Participant’s Accrued Benefit is subject to the Spouse’s or a former Spouse’s community property interest, the Participant’s designation of the Beneficiary shall be valid and enforceable only to the extent such Accrued Benefit is not subject to such community property interest and/or the Spouse has waived his or her election in accordance with applicable state law.

Section 6.3 No Beneficiary Designation.  If a Participant fails to name a Beneficiary in accordance with Section 6.1 or if the Beneficiary named by a Participant predeceases him or her  or dies before complete distribution is made to the Beneficiary under the Plan, then the Beneficiary shall be the Participant’s Spouse, but if the Spouse predeceases the Participant, then the Beneficiary shall be the Participant’s descendants per stirpes, and if none survive the Participant, then the Beneficiary shall be the Participant’s estate.

Section 6.4 Revocation Upon Divorce.  Notwithstanding any provision of the Plan to the contrary, if a Participant designates his or her Spouse as a Beneficiary, a subsequent divorce decree that relates to such Spouse shall automatically revoke the Participant’s designation of the Spouse as a Beneficiary unless the decree or a domestic relations order provides otherwise or unless the Participant names such former Spouse as his or her Beneficiary at any time after the date of such divorce decree.

Section 6.5 Personal Data to Employer.  Each Participant and each Beneficiary of a deceased Participant must furnish to the Employer such evidence, data or information as the Employer considers necessary or desirable for the purpose of administering the Plan.  The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will furnish promptly full, true and complete evidence, data and information when requested by the Employer.

Section 6.6 Assignment or Alienation.  Neither a Participant nor a Beneficiary shall anticipate, transfer, assign or alienate (either at law or in equity) any Accrued Benefit provided under this Plan, and the Employer shall not recognize any such anticipation, transfer, assignment or alienation.  To the extent permitted by law, the right of any Participant or any Beneficiary to any benefit or to any payment under this Plan shall not be subject in any manner to attachment or other legal process for the debts of such Participant or Beneficiary.

ARTICLE 7
ADMINISTRATION

Section 7.1 Authority and Responsibility of the Employer.  Unless otherwise specifically provided herein, the Plan Administrator shall have full and complete authority, responsibility, discretion and control over the management, administration and operation of the Plan and investments hereunder, including but not limited to the authority to:  (a) formulate, adopt, issue, revise and apply procedures and rules in accordance with law; (b) construe and apply the provisions of the Plan; (c) make determinations concerning eligibility for benefits, and concerning eligibility to receive payment of benefits; (d) adopt and prescribe the use of necessary forms; (e) prepare and file reports, notices, and any other documents relating to the Plan which may be required by the United States Secretary of Labor or Secretary of the Treasury; (f) prepare and distribute to Participants any communication materials required by ERISA or the Code; (g) employ or retain agents and/or other professionals (including those who may be employed by or represent the Employer) to aid it in the administration of the Plan; (h) be the agent for service of legal process; (i) make available for inspection and provide upon request documents and instruments required to be disclosed by ERISA or the Code; (j) direct the payment of benefits under the Plan and issue such other directions and instructions as are necessary for the proper administration of the Plan; and (k) analyze and report Plan activity.

Any decisions or determinations the Plan Administrator may make under or with respect to the Plan shall be made in its sole discretion and shall be final and binding.

Section 7.2 Claims Procedures

(a)           Initial Claim for Benefits and Timing.  Each person entitled to benefits under this Plan (“Claimant”) must submit his or her claim for benefits to the Employer in such form as is provided or approved by such Employer.  A Claimant shall have no right to seek review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits prior to his or her filing a claim and exhausting his or her rights under this Section.  When a claim for benefits has been filed properly, such claim shall be evaluated and the Claimant shall be notified by the Employer (or its agent) of its approval or denial within a reasonable period of time but not later than ninety (90) days after the Employer’s receipt of such claim unless special circumstances require an extension of time for processing the claim.  If such an extension of time is required, written notice of the extension shall be furnished to the Claimant by the Employer (or its agent) prior to the termination of the initial ninety (90) day period which shall specify the special circumstances requiring an extension and the date by which a final decision is expected to be reached (which date shall not be later than one hundred and eighty (180) days after the date on which the claim was received by the Employer).

(b)           Content of Denial Notice.  If a claim is denied, in whole or in part, the Claimant shall be given written notice which shall contain (i) the specific reason(s) for the denial, (ii) reference to the specific Plan provision(s) upon which the denial is based, (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary, and (iv) a description of the Plan’s appeal procedure and its applicable time limits, as set forth herein, including a statement of the Claimant’s rights to bring a civil action under ERISA Section 502(a) following an adverse determination on appeal.

(c)           Appeal of Claim Denial.  The purpose of the review procedure set forth in this Section is to provide a procedure by which a Claimant under the Plan may have a reasonable opportunity to appeal a denial of a claim for a full and fair review.  If a claim is denied, in whole or in part (or if within the time periods prescribed in Subsection (a), the Employer or its agent has not furnished the Claimant with a denial and the claim is therefore deemed denied), and if the Claimant wishes to appeal the denial, the Claimant must file a written request with the Plan Administrator within sixty (60) days after the date on which the Claimant received written notification of the denial that the Plan Administrator conduct a full and fair review of the denial of the claim for benefits, which shall include a hearing if deemed necessary by the Plan Administrator.

(d)           Review Requirements.  The Claimant shall have the opportunity to submit written comments, documents, records, and other information relevant to the Claimant’s claim for benefits.  The review shall take into account all such comments, documents, records, and other information submitted by the Claimant, without regard to whether such information was submitted or considered in the initial benefit determination.

(e)           Decision on Review.  Decision on review of a denied claim shall be made in the following manner:

(i)           The decision on review shall be made and be communicated to the Claimant within a reasonable period of time but not later than sixty (60) days after the Plan Administrator receives the request for review unless the Plan Administrator determines that special circumstances (such as the need to hold a hearing) require an extension of time for processing the claim.  If the Plan Administrator determines that an extension of time is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60) day period.  In no event shall such extension exceed a period of sixty (60) days from the end of the initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review.

(ii)          The decision on review shall be set forth in a manner calculated to be understood by the Claimant, shall be in writing, and shall include:  the specific reason(s) for the decision, reference to the specific Plan provision(s) on which the decision is based, a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits, and a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA.

(iii)         In the event that the decision on review is not furnished within the time period set forth in this Subsection, the claim shall be deemed denied on review.

ARTICLE 8
MISCELLANEOUS

Section 8.1 USERRA and Family and Medical Leave Act.  The Plan shall comply with the requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994 and the Family and Medical Leave Act of 1993.

Section 8.2 Amendment or Termination

(a)           In General.  The Plan may be amended in whole or in part from time to time by the Principal Employer and may be terminated by the Principal Employer, in its sole discretion, but subject to compliance with Code Section 409A.  Upon Plan termination, the Participants shall be entitled to receive their Accrued Benefits only in accordance with the Plan as if it had not terminated or as the Plan otherwise is amended in compliance with the Code and ERISA, as applicable.

(b)           Amendments and Administration.  The Plan may be amended and administered by the Principal Employer at any time and retroactively, if required, if warranted in the opinion of the Principal Employer, to ensure that the Plan is characterized as a “top hat” plan maintained for a select group of management or highly compensated employees as described under ERISA, and/or to conform the Plan to the provisions and requirements of any applicable law (including but not limited to ERISA and the Code).  No such amendment or administration shall be deemed to prejudice or impermissibly reduce any interest of a Participant or a Beneficiary hereunder in  contravention of this Plan.  Any payment election or provision in effect prior to this Plan restatement shall be conformed and interpreted as warranted to comply with the Code.

Section 8.3 No Liability.  Each Employer, the Board and all officers and Employees of the Employer shall not be liable to any person for any action taken or omitted in connection with the Plan unless attributable to such person’s own fraud or willful misconduct.

Section 8.4 Employment Relations.  The adoption and maintenance of the Plan shall not be deemed to constitute a contract of employment between the Employer and its Employees or to be consideration for, or an inducement or condition of, the employment of any person.  Nothing contained herein shall be deemed to:  (a) give to any person the right to be retained in the employ of the Employer; (b) affect the right of the Employer to discipline or discharge any person at any time; (c) give the Employer the right to require any person to remain in its employ; or (d) affect any person’s right to terminate his or her employment at any time.

Section 8.5 Enforceability.  This Plan shall be binding upon the assigns, successors, and the legal representatives of the Participant and the Employer, subject to Section 8.2.

Section 8.6 Participating Employers.  The Principal Employer may in writing amend and/or terminate this Plan at any time without obtaining the written approval or consent of any other Employer which has adopted this Plan.  In the event of amendment or termination, the Principal Employer will notify each Employer.  Each Employer reserves the right to withdraw from the Plan by notifying the Principal Employer in writing.  If all of the Employers (including the Principal Employer) withdraw from the Plan, the Plan shall terminate.  The Principal Employer is under no obligation to continue to offer this Plan for co-adoption by other Employers, to continue to maintain the Plan for the benefit of Employers that previously adopted the Plan, or to amend the Plan or otherwise maintain its qualified status under Code Section 409A.  At any time and in its sole discretion, the Principal Employer may discontinue its sponsorship of this Plan with respect to all Employers or only with respect to one or more specified Employers that have adopted or that may desire to adopt this Plan.  The Principal Employer shall notify the one or more Employers for whom the Plan is discontinued that the Plan is no longer available to them.  Said notice shall be provided at least sixty (60) days in advance of the discontinuance, unless the Principal Employer and Employer agree otherwise in writing.  The Principal Employer shall not be responsible for any consequences which result from the Employer’s actions (or failure to act) after the Principal Employer’s discontinuance of the Plan, and/or from an Employer’s withdrawal from the Plan, and the Employer agrees to indemnify and hold harmless the Principal Employer from any losses which are incurred as a result of the Employer’s actions (or nonactions).

Section 8.7 Construction

(a)           Words used in the masculine shall apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural.  Reference to the provisions of any particular section of the Code, ERISA, other statute, regulation or release by governing authorities shall be deemed to be a reference to any section of the authority which may hereafter contain the same or similar provisions.

(b)           This Plan shall be administered, construed and limited in the manner appropriate for the Plan to qualify as an ERISA “top hat” plan and to comply with the provisions of the Code, including without limitation Code Section 409A, which Code section and regulations thereunder are incorporated by reference as is necessary for such administration, interpretation and limitation.

(c)           If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Plan shall be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included herein.

Section 8.8 Entire Agreement.  This Plan document constitutes the entire agreement between the Employer, Participants and Beneficiaries and contains all of the agreements among such parties with respect to the subject matter hereof.  This Plan supersedes any and all other agreements, either oral or in writing, without limitation including in any employment agreement among the parties hereto, with respect to the subject matter hereof.  Any such other agreement shall be null, void, and of no effect with respect to the subject matter of this Plan.  This Section in no way limits or abrogates the Employer’s right to amend or terminate the Plan in any respect, including without limitation pursuant to Section 8.2.

Section 8.9 Governing Law.  The Plan and all matters arising with respect thereto shall be governed by ERISA and the Code (and/or other federal law), except as otherwise not applicable, in which case California law shall govern.

IN WITNESS WHEREOF, the Principal Employer has executed this Plan this _____ day of December, 2011.

AMERICAN RIVER BANKSHARES

By:	/s/ David T. Taber

Title:	Chief Executive Officer/President